EXHIBIT 99.4
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Little Falls Bancorp, Inc.                            Contact: Richard A. Capone
86 Main Street                                                      973-256-6100
Little Falls, New Jersey 07424
                                                           Date: August 14, 1998



FOR IMMEDIATE RELEASE
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Little Falls,  New Jersey -- Little Falls  Bancorp,  Inc. (the  "Company"),  the
parent holding company of Little Falls Bank, Little Falls, New Jersey (the "Bank"), announced a telephone conference call will be held on Monday August 17, 1998 at 1:00 PM Eastern Standard Time. At that time, the management of Little Falls Bancorp, Inc. will hold a question and answer session with interested shareholders , regarding the announced merger with Skylands Community Bank. To be connected with the conference call dial 1-800-230-1766 and ask to be connected to the Little Falls Bancorp, Inc. conference call.

In addition, an investor presentation packet will be available Monday morning via fax by calling Little Falls Bank at 973-256-6100 extension 604.

The Company will file a Current Report on Form 8-K regarding the merger as soon as practicable.